Exhibit 4.1

DTE ENERGY COMPANY
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
TRUSTEE
__________________________

SUPPLEMENTAL INDENTURE DATED AS OF AUGUST 1, 2022

__________________________

SUPPLEMENTING THE AMENDED AND RESTATED INDENTURE
DATED AS OF APRIL 9, 2001 AND AMENDING THE SERIES F SUPPLEMENTAL
INDENTURE DATED AS OF NOVEMBER 1, 2019

PROVIDING FOR

2019 SERIES F 4.220% REMARKETABLE SENIOR NOTES DUE 2024

SUPPLEMENTAL INDENTURE, dated as of the 1st day of August, 2022 (the “Supplemental Indenture”), between DTE Energy Company, a corporation organized and existing under the laws of the State of Michigan (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of April 9, 2001 (the “Base Indenture”), as amended, supplemented or modified, including by this Supplemental Indenture (as so amended, supplemented or modified, the “Indenture”), providing for the issuance by the Company from time to time of its debt securities; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Series F Supplemental Indenture, dated as of November 1, 2019 (the “2019 Supplemental Indenture”), establishing the form and terms of, and providing for the creation and issue of, a series of its unsecured, senior debt securities under the Indenture known as the “2019 Series F 2.25% Remarketable Senior Notes due 2025” (the “Notes”);

WHEREAS, a Successful Remarketing of the Notes has been conducted;

WHEREAS, Section 8.1 of the 2019 Supplemental Indenture provides that the Company and the Trustee may, without the consent of any Holder of a Note, modify the form and terms of the Notes in connection with a Successful Remarketing solely to set forth the modifications to the terms of the Notes pursuant to Section 9.4 of the 2019 Supplemental Indenture;

WHEREAS, the Company now desires to amend the 2019 Supplemental Indenture as provided herein; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises and of the covenants contained in the Base Indenture, as supplemented by the 2019 Supplemental Indenture and this Supplemental Indenture, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE ONE

Definitions and
Other Provisions of General Application

SECTION 101.    Definitions. Each capitalized term that is used herein and is defined in the Base Indenture, as supplemented by the 2019 Supplemental Indenture, shall have the meaning specified in the Base Indenture, as supplemented by the 2019 Supplemental Indenture, unless such term is otherwise defined herein.

SECTION 102. Section References. Each reference to a particular section set forth in this Supplemental Indenture shall, unless the context otherwise requires, refer to this Supplemental Indenture.

ARTICLE TWO

Amendment of the 2019 Supplemental Indenture

SECTION 201. Amendments. The 2019 Supplemental Indenture is hereby amended as set forth in this Section 201.

(a)    Section 2.1 of the 2019 Supplemental Indenture is hereby amended to re-designate the Notes as the “2019 Series F 4.220% Remarketable Senior Notes due 2024.”

(b)    Section 2.2 of the 2019 Supplemental Indenture is hereby amended to read as follows:

2.2 Stated Maturity. The “Stated Maturity” of the Notes is November 1, 2024. For the avoidance of doubt, with respect to the Notes, the term “Stated Maturity” refers only to the date on which the principal is due and payable as set forth in this Section 2.2.

ARTICLE THREE

Miscellaneous Provisions

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as expressly amended hereby, the Base Indenture, as supplemented by the 2019 Supplemental Indenture, shall continue in full force and effect in accordance with the provisions thereof and the Base Indenture, as supplemented by the 2019 Supplemental Indenture, is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Base Indenture in the manner and to the extent herein and therein provided.

This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Execution and delivery of this Supplemental Indenture may be effected via electronic signature.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

DTE ENERGY COMPANY

By /s/Christopher J. Allen
		Name:	Christopher J. Allen
		Title:	Vice President & Treasurer

ATTEST:

By /s/Michael Solo
Name:	Michael Solo
Title:	Assistant Corporate Secretary

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.
as Trustee

By /s/Michele R. Shrum
Name:	Michele R. Shrum
Title:	Authorized Officer